UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
July 31, 2019
COMMISSION FILE NUMBER 001-36285
Incorporated in the State of Delaware
I.R.S. Employer Identification Number 46-4559529
Rayonier Advanced Materials Inc.
1301 Riverplace Boulevard, Jacksonville, Florida 32207
(Principal Executive Office)
Telephone Number: (904) 357-4600
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	RYAM	The New York Stock Exchange
Preferred Stock, $0.01 par value	RYAM PR A	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Rayonier Advanced Materials Inc.

Item 1.01	Entry Into A Material Definitive Agreement
On July 31, 2019, Sappi Canada Enterprises Inc., as purchaser (“Purchaser”) and Sappi Papier Holding GmbH, as Purchaser guarantor, on the one hand, and Rayonier A.M. Canada G.P., Rayonier A.M. Compagnie de Construction Inc. and Rayonier A.M. Enterprises Inc. (collectively, “Seller”) and Rayonier Advanced Materials Inc., as Seller guarantor (the “Company”), entered into an Asset Purchase Agreement (the “Agreement”). Pursuant to the Agreement, Purchaser has agreed to acquire, and Seller has agreed to sell, Seller’s thermo-mechanical (high yield) pulp mill located in the town of Matane, Province of Quebec, Canada, together with related assets, and Purchaser has agreed to assume certain related liabilities (collectively, the “Business”, with the purchase and sale transaction in total being referred to as the “Transaction”).

The purchase price to be paid to the Seller by the Purchaser is $175 million, subject to certain adjustments, including for working capital (versus a mutually agreed upon target) and certain pension plan liabilities, in each case as more fully described in the Agreement.

The Agreement provides that closing of the Transaction is subject to the satisfaction or waiver of certain customary closing conditions, including, among others, obtaining certain regulatory approvals.

The Agreement also contains customary representations, warranties and covenants relating to the Business and the Transaction. Certain of the covenants relate to the period between signing of the Agreement and closing of the Transaction, during which, subject to limited exceptions, the Seller will continue to operate the Business in its ordinary course of business consistent with past practice.

In connection with the Transaction, the Seller has also agreed to provide certain transition services to Purchaser for a limited period not to exceed 9 months after the closing, on terms set forth in the Agreement and a separate transition services agreement among the parties. In general, the transition services are being provided at Seller’s cost, to be paid by Purchaser.

The Agreement also contains customary termination provisions. Both Purchaser and Seller have the right to terminate the Agreement if closing of the Transaction does not occur by January 31, 2020.

Pursuant to the terms of the Agreement, the Company has guaranteed performance by the Seller of its obligations under the Agreement.

Item 7.01	Regulation FD Disclosure

Attached as Exhibit 99.1 hereto is a press release dated August 1, 2019, issued by the Company, announcing the execution of the Agreement described in Item 1.01 of this Current Report on Form 8-K.

The information contained in this Item 7.01 as well as in Exhibit 99.1 is “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
99.1	Press release entitled “Rayonier Advanced Materials Announces Sale of Matane, Quebec Pulp Mill” issued August 1, 2019

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Rayonier Advanced Materials Inc. (Registrant)

BY:	/s/ MICHAEL R. HERMAN
Michael R. Herman
Senior Vice President, General Counsel and Corporate Secretary

August 1, 2019

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